Exhibit 16.1

March 14, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Longeveron Inc. under Item 4.01 of its Form 8-K to be filed on March 14, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Longeveron Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum llp / CityPlace I / 185 Asylum Street / 25th Floor / Hartford, CT 06103 / Phone 860.760.0600 / marcumllp.com